POWER OF ATTORNEY


         WHEREAS, M.D.C. Holdings, Inc. (the "Company") proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Post-Effective Amendment No. 2 to its Registration Statement on Form S-3 (File No. 333-81223) (the "Post-Effective Amendment"); and

         WHEREAS, the undersigned is a director of the Company;

         NOW, THEREFORE, the undersigned constitutes and appoints Michael Touff, Paris G. Reece III or Daniel S. Japha or any one of them as attorney for him and in his name, place and stead, and in his capacity as a Director of the Company, to execute and file such Post-Effective Amendment, and thereafter to execute and file any amended registration statement or statements or supplements thereto, hereby giving and granting to said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do, or cause to be done, by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 7th day of December, 2001.


                                           /s/ David Blackford
                                           -------------------
                                           David Blackford